UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material pursuant to §240.14a-12

GENWORTH FINANCIAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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This filing relates to the proposed acquisition of Genworth Financial, Inc. (the “Company”) by Asia Pacific Global Capital Co., Ltd. (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of October 21, 2016, among the Company, Parent and Asia Pacific Global Capital USA Corporation.

On October 24, 2016, the President and Chief Executive Officer of Genworth MI issued a message to the lender partners of Genworth MI regarding the proposed acquisition. The following is a copy of that letter:

A Message to our Lender Partners from Rohit Gupta, President & CEO, Genworth MI

Earlier this week, our parent company, Genworth Financial Inc., announced that it was being acquired by China Oceanwide (CO), a family owned international financial holding group with approximately $31 billion in total assets. Upon closing, Genworth will be a private company, better positioned to continue to focus on its key operational priorities. We are encouraged by this news—and it will not change the level of commitment, or the exceptional service you’ve come to expect from Genworth MI.

While our parent company’s strengthened financial position is central to this announcement, Genworth MI continues to improve our capital position and further our own financial strength. In the first half of 2016, we’ve continued to grow our net operating income to $122 million, which is more than a 20% increase over the first half of 2015. Our strong asset base of approximately $3 billion enhances our ability to write new business and pay claims. We are financially strong with a PMIER’s sufficiency ratio of 115% (representing $350 million in excess of PMIERs capital requirements and the highest published ratio in the industry) and a statutory risk-to capital ratio of approximately 15.1, which is well below regulatory thresholds, as of the second quarter of 2016.

We offer best-in-class underwriting turn times, competitive rates, customer-friendly technology platforms, and the industry’s best training curriculum—and none of that is going to change. While we anticipate the transaction will close by mid-2017, I assure you that the process will not distract us from our commitment to partnering with you to help more people realize and maintain the dream of homeownership.

To learn more about the transaction, you can visit genworth.com/investors. If you have any questions or concerns, please feel free to contact your Genworth sales representative or myself.

Thank you for letting us help someone buy a house today.

919 870.2380

Important Information For Investors and Stockholders

In connection with the proposed transaction, Genworth Financial, Inc. (Genworth) intends to file a proxy statement with the U.S. Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for a special meeting to be called at a future date. Promptly after filing its proxy statement in definitive form with the SEC, Genworth will mail such definitive proxy statement when available to each stockholder of Genworth entitled to vote. Genworth stockholders are urged to read the proxy statement (including all amendments and supplements thereto) and all other relevant documents which Genworth will file with the SEC when they become available, because they will contain important information about the proposed transaction and related matters. Stockholders will also be able to obtain copies of the proxy statement, without charge, when available, at the SEC’s website at www.sec.gov or by contacting the investor relations department of Genworth at the following:

David Rosenbaum, 804 662.2643

david.rosenbaum@genworth.com

Participants in the Solicitation

Genworth and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Genworth’s stockholders in connection with the proposed transaction. Genworth’s stockholders may obtain, without charge, more detailed information regarding such interested participants in Genworth’s Annual Report on Form 10-K filed with the SEC on February 26, 2016, its proxy statement filed with the SEC on April 1, 2016, and any Statements of Changes in Beneficial Ownership on Form 4 of such participants, filed with the SEC. Additional information will be available in the proxy statement when it becomes available.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Genworth’s business and the price of Genworth’s common stock; (ii) the ability of the parties to obtain stockholder and regulatory approvals, or the possibility that they may delay the transaction or that materially burdensome or adverse regulatory conditions may be imposed in connection with any such regulatory approvals; (iii) the risk that a condition to closing of the transaction may not be satisfied; (iv) potential legal proceedings that may be instituted against Genworth following announcement of the transaction; (v) the risk that the proposed transaction disrupts Genworth’s current plans and operations as a result of the announcement and consummation of the transaction; (vi) potential adverse reactions or changes to Genworth’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the announcement of the transaction or during the pendency of the transaction, including but not limited to such changes that could affect Genworth’s financial performance; (vii) certain restrictions during the pendency of the transaction that may impact Genworth’s ability to pursue certain business opportunities or strategic transactions; (viii) continued availability of capital and financing to Genworth before the consummation of the transaction; (ix) further rating agency actions and downgrades in Genworth’s financial strength ratings; (x) changes in applicable laws or regulations; (xi) Genworth’s ability to recognize the anticipated benefits of the transaction; (xii) the amount of the costs, fees, expenses and other charges related to the transaction; (xiii) the risks related to diverting management’s attention from the Company’s ongoing business operations; (xiv) the impact of changes in interest rates and political instability; and (xv) other risks and uncertainties described in Genworth’s Annual Report on Form 10-K, filed with the SEC on February 26, 2016. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.